Exhibit 99.1

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MICROS Systems, Inc.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

Release Date: October 30, 2003	Contact: Peter J. Rogers, Jr.
Vice President, Investor Relations
(443) 285-8059
progers@micros.com

MICROS REPORTS FISCAL 2004 FIRST QUARTER RESULTS
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS
RECORD FIRST QUARTER REVENUE

Columbia, Maryland... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2004 first quarter ended September 30, 2003. Revenue for the quarter was $106.4 million, an increase of $18.7 million, or 21.2%, over the same period last year. The quarterly revenue was a company record for the first fiscal quarter. Net income for the quarter was $4.7 million, an increase of $2.1 million, or 76.1%, over the year ago first quarter. Earnings per share, on a diluted basis, were $0.25, an increase of $0.10, or 66.7%, over the year ago figure of $0.15 per diluted share. Revenue, net income and earnings per share results exceeded consensus expectations.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are extremely pleased with our financial results for the first quarter and the excellent start of our fiscal year as we are experiencing strong demand in all our business segments: restaurants, hotels and retail.”

MICROS’s management guidance for the second fiscal quarter of 2004 ending December 31, 2004 is for revenue between $107.0 million and $112.0 million, and net income between $6.0 million and $7.0 million.

MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties. Some of those uncertainties are: product demand and market acceptance; adverse economic factors; impact of competitive products and pricing on margins; product development delays and technological difficulties; and aggressively controlling expenses. Other risks are indicated in the MICROS Form 10-K and other filings with the Securities and Exchange Commission. MICROS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

News	micros ®

MICROS Systems, Inc.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

Release Date: October 30, 2003	Contact: Peter J. Rogers, Jr.
Vice President, Investor Relations
(443) 285-8059
progers@micros.com

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	First Quarter Ended Sept 30,

	2004	2003

Revenue:
Hardware	$33,946	$30,013
Software	17,838	13,147
Service	54,633	44,595

Total revenue	106,417	87,755

Cost of sales:
Hardware	23,742	21,639
Software	5,004	3,637
Service	25,536	21,066

Total cost of sales	54,282	46,342

Gross margin	52,135	41,413

Selling, general and administrative expenses	35,562	29,444
Research and development expenses	6,174	4,887
Depreciation and amortization	2,317	2,046

Total operating expenses	44,053	36,377

Income from operations	8,082	5,036
Non-operating income (expense), net	155	(624)

Income before taxes, minority interests, and equity in net earnings of affiliates	8,237	4,412

Income tax provision	3,336	1,677

Income before minority interests and equity in net earnings of affiliates	4,901	2,735
Minority interests and equity in net earnings of affiliates	(154)	(40)

Net income	$4,747	$2,695

Net income per common share:
Basic	$0.26	$0.15

Diluted	$0.25	$0.15

Weighted-average number of shares outstanding:
Basic	18,036	17,474

Diluted	18,940	17,807

News	micros ®

MICROS Systems, Inc.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

Release Date: October 30, 2003	Contact: Peter J. Rogers, Jr.
Vice President, Investor Relations
(443) 285-8059
progers@micros.com

MICROS SYSTEMS, INC.
CONSOLIDATED BALANCE SHEET
(Unaudited - in thousands)

	September 30,	June 30,
	2003	2003

ASSETS
Current assets:
Cash and cash equivalents	$52,260	$45,682
Accounts receivable, net	97,649	98,700
Inventories, net	31,178	31,864
Deferred income taxes	8,300	7,885
Prepaid expenses and other current assets	16,478	17,860

Total current assets	205,865	201,991
Property, plant and equipment, net	19,731	20,179
Deferred income taxes, non-current	31,294	32,003
Goodwill and intangible assets, net	74,109	74,270
Purchased and internally developed software costs, net	37,653	38,089
Other investments	510	10
Other assets	3,110	3,473

Total assets	$372,272	$370,015

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$10,551	$10,185
Current portion of long term debt	0	363
Current portion of capital lease obligations	133	106
Accounts payable	22,190	24,177
Accrued expenses and other current liabilities	39,369	44,240
Income taxes payable	5,201	10,102
Deferred income taxes	497	501
Deferred service revenue	47,521	38,538

Total current liabilities	125,462	128,212
Capital lease obligations, net of current portion	197	198
Deferred income taxes, non-current	11,498	11,495
Other non-current liabilities	6,494	6,510
Commitments and contingencies:
Minority interests	2,271	2,372
Shareholders’ equity:
Common stock	452	450
Capital in excess of par	69,331	69,644
Retained earnings	157,128	152,381
Accumulated other comprehensive loss	(561)	(1,247)

Total shareholders’ equity	226,350	221,228

Total liabilities and shareholders’ equity	$372,272	$370,015